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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)        April 11, 2000
     ----------------------------------------------------------------------
                          FIBERNET TELECOM GROUP, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                    333-7841                      13-3859938
 (State or Other Jurisdiction (Commission File Number)         (I.R.S. Employer
   of Incorporation)                                         Identification No.)

                              570 Lexington Avenue
                            New York, New York 10022

                        (Address of principal executive
                          offices including zip code)

                                 (212) 405-6200

                        (Registrant's telephone number,
                              including area code)


                                      N.A.
                                      ----
         (Former name or former address, if changed since last report)
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Item 5. Other Events.

     On April 12, 2000, FiberNet Telecom Group, Inc. (the "Registrant") publicly disseminated a press release announcing that on April 11, 2000 the Registrant entered into a $75 million senior secured credit facility (the "Credit Facility") pursuant to a Credit Agreement (the "Agreement"), among the Registrant, the financial institutions from time to time parties to the Agreement as Lenders (the "Lenders"), Deutsche Bank AG New York Branch, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Deutsche Bank Securities Inc., as co-syndications agent for the Lenders, and Toronto Dominion (Texas), Inc., as co-syndications agent for the Lenders. The Credit Facility has a term of four and one-half years, consisting of revolving availability for the first eighteen months and a term loan for the remaining three years. The Registrant intends to use the proceeds of the Credit Facility, among other things, to fund the acquisition and construction of telecommunications assets.

     The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.
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Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.                     Description

99.1            Registrant's press release dated April 11, 2000.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                FIBERNET TELECOM GROUP, INC.
                                        (Registrant)

Dated  April 14, 2000              By: /s/ Michael S. Liss
       --------------              -----------------------

                                         Michael S. Liss
                                         President and Chief
                                         Executive Officer
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                                 EXHIBIT INDEX

Exhibit No.                     Description

99.1             Registrant's press release dated April 11, 2000